SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           STRUCTURED PRODUCTS CORP.

            (Exact name of registrant as specified in its charter)

             Delaware                          13-3692801
----------------------------------------------------------------------
    (State of incorporation or      (IRS Employer Identification No.)
           organization)
       388 Greenwich Street                       10013
        New York, New York

  (Address of principal executive              (Zip Code)
             offices)

If this form relates to the If this form relates to the registration of a class of registration of a class of securities pursuant to Section securities pursuant to Section 12(b) of the Exchange Act and is 12(g) of the Exchange Act and is effective pursuant to General effective pursuant to General Instruction A. (c), please check Instruction A. (d), please check
the following box. |X|               the following box.

------------------------------------- ------------------------------------------

       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class           Name of Each Exchange on Which
        to be so Registered           Each Class is to be Registered
 8,000,000 Corporate-Backed Trust
 Securities (CorTS(R)) Certificates,
    with a principal amount of
           $200,000,000
       (the "Certificates")            New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:
-------------------------------------------------------------------------------

                                     None

Item 1.    Description of Registrant's Securities to be Registered.

      The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated December 19, 2002, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated December 19, 2002, which description is incorporated herein by reference.

Item 2.    Exhibits.

           1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

           2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

           3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

           4. The Prospectus dated December 19, 2002 which was filed with the Securities and Exchange Commission on or about December 24, 2002, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

           5. The Prospectus Supplement dated December 24, 2002 which was filed with the Securities and Exchange Commission on or about December 27, 2002, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

           6. Form of CorTS(R)  Supplement  2002-13,  dated as of December  27,
2002.





                   Balance of page left intentionally blank



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

                                   SIGNATURE

           Pursuant  to  the  requirements  of  Section  12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                               STRUCTURED PRODUCTS CORP.
Date: December 27, 2002




                               By: /s/ Matthew R. Mayers_________
                                   Authorized Signatory

                           CorTS(R)SUPPLEMENT 2002-13




                                     between




                           STRUCTURED PRODUCTS CORP.,
                                  as Depositor




                                       and




                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                     as Trustee and Securities Intermediary




          CorTS(R) Trust For General Electric Capital Corporation Notes

                               TABLE OF CONTENTS

Preliminary Statement.............................................1

Section 1  Certain Defined Terms..................................1

Section 2  Creation and Declaration of Trust; Sale of Term
           Assets; Acceptance by Trustee..........................6

Section 3  Designation............................................6

Section 4  Date of the Certificates...............................7

Section 5  Class A Certificate Principal Balance And
           Denominations; Class B Certificates; Additional
           Term Assets............................................7

Section 6  Currency of the Certificates...........................7

Section 7  Form of Securities.....................................8

Section 8  Call Warrants..........................................8

Section 9  Certain Provisions of Base Trust Agreement Not
           Applicable.............................................9

Section 10 Distributions..........................................9

Section 11 Termination of Trust..................................13

Section 12 Limitation of Powers and Duties.......................13

Section 13 Compensation of Trustee...............................14

Section 14 Modification or Amendment.............................15

Section 15 Accounting............................................15

Section 16 No Investment of Amounts Received on Term Assets......15

Section 17 No Event of Default...................................15

Section 18 Notices...............................................15

Section 19 Access to Certain Documentation.......................16

Section 20 Advances..............................................16

Section 21 Ratification of Agreement.............................16

Section 22 Counterparts..........................................16

Section 23 Governing Law.........................................17

Section 24 [Reserved]............................................17

Section 25 Certificate of Compliance.............................17

Section 26 Appointment of Co-Trustee.............................17

Section 27 Rule 144A Provisions for Class B Certificates.........17

Section 28 Reporting Obligations.................................17

Section 29 Statement of Intent...................................17

Section 30 Filing of Partnership Returns.........................18

                         TABLE OF CONTENTS
                            (continued)

Exhibit A..--   Identification  of the Term  Assets  as of  Closing Date
Exhibit B..--   Terms of the  Class A  Certificates  as of  Closing Date
Exhibit C..--   Terms of the  Class B  Certificates  as of  Closing Date
Exhibit D..--   Form of Class A Certificates
Exhibit E..--   Form of Call Warrant
Exhibit F..--   Form of Class B Certificate708.4

           CorTS(R)   SUPPLEMENT   2002-13,   dated  as  of
           December 27, 2002 (this "Series Supplement"), between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and U.S. Bank TRUST National Association, a national banking association, as trustee (the
           "Trustee").

                              PRELIMINARY STATEMENT

     Pursuant to the Base Trust Agreement, dated as of December 15, 2000 (the "Base Trust Agreement" and, as supplemented pursuant to the Series Supplement, the "Agreement"), between the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust. Section 5.13 of the Base Trust Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust subject to the terms hereof. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

     Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as CorTS(R) Trust For General Electric Capital Corporation Notes, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the CorTS(R) Certificates, and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

     The Certificates shall be Fixed Rate Certificates issued in two Classes, the Class A Certificates (the "Class A Certificates") and the Class B Certificates (the "Class B Certificates," and together with the Class A Certificates, the "Certificates"). The Trust also is issuing call options with respect to $200,000,000 principal amount of Term Assets (the "Call Warrants").

     On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Base Trust Agreement.

     Section 1...Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

     (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

     "761 Election": 761 Election shall have the meaning set forth in Section 29 of this Series Supplement.

     "Acceleration": The acceleration of the maturity of the Term Assets after the occurrence of any default on the Term Assets other than a Payment Default.

     "Agreement": Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

     "Base Trust Agreement": Base Trust Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

     "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

     "Call Warrant": Call Warrant shall have the meaning specified in the Preliminary Statement to this Series Supplement.

     "Certificate Account": With respect to this Series, the Eligible Account established and maintained by the Securities Intermediary in its corporate trust department in the Trustee's name for the benefit of the related Certificateholders, into which all payments made on or with respect to the related Term Assets will be deposited.

     "Certificateholder" or "Holder": With respect to any Certificate, the Holder thereof.

     "Certificateholders" or "Holders": The Holders of the Certificates.

     "Class A Certificateholders": The Holders of the Class A Certificates.

     "Class B Certificateholders": The Holders of the Class B Certificates.

     "Class A Fixed Payment": A portion of each equal semiannual installment of interest payable on the Term Assets on each March 15 and September 15 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on March 15, 2032, commencing on March 15, 2003 through and including March 15, 2032, such that the Class A Certificates receive interest distributions at a rate per annum equal to 6.00% on their Certificate Principal Balance.

     "Class B Fixed Payment": A portion of each equal semiannual installment of interest payable on the Term Assets on each March 15 and September 15 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on March 15, 2032, commencing on March 15, 2003 through and including

March 15, 2032, such that the Class B Certificates receive interest distributions at a rate per annum equal to 0.75% on their Notional Amount.

     "Class A Proportion": The sum of the present values (discounted at the rate of 6.00% per annum) of (i) any unpaid interest distributions due or to become due on the Class A Certificates and (ii) the outstanding principal amount of the Class A Certificates (in each case assuming that the Class A Certificates are paid when due and are not redeemed prior to the Maturity Date).

     "Class B Proportion": The present value (discounted at the rate of 6.00% per annum) of any unpaid interest distributions due or to become due on the Class B Certificates (assuming that the Class B Certificates are paid when due and are not redeemed prior to the Maturity Date).

     "Closing Date": December 27, 2002.

     "Collection Period": The period from (but excluding) the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

     "Corporate Trust Office": U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

     "Depositary": The Depository Trust Company.

     "Distribution Date": Any Scheduled Distribution Date, the Maturity Date, any Term Assets Default Distribution Date or any Term Assets Redemption Distribution Date.

     "Interest Collections": With respect to any Distribution Date, all payments received by the Trustee, during the Collection Period ending on such Distribution Date, in respect of (i) interest on the Term Assets and (ii) penalties or other amounts required to be paid because of late payments on the Term Assets.

     "Maturity Date": March 15, 2032.

     "Notional Amount": The notional amount set forth on a Class B Certificate; provided that the aggregate notional amount of all Class B Certificates issued on the Closing Date shall equal the principal amount of the Term Assets held in the Trust on the Closing Date.

     "Payment Default": A default by the Term Assets Issuer in the payment of any amount due on the Term Assets after the same becomes due and payable (and the expiration of any applicable grace period on the Term Assets).

     "Place of Distribution": New York, New York.

     "Rating Agency": Each of Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

     "Record Date": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

     "Scheduled Distribution Date": The 15th day of each March and September or, if any such day is not a Business Day, then the immediately following Business Day, except that the final Scheduled Distribution Date shall be March 15, 2032, commencing March 15, 2003 through and including March 15, 2032; provided, however, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Term Assets.

     "Specified Currency": United States Dollars.

     "Term Assets": As of the Closing Date, $200,000,000 aggregate principal amount of 6.75% Global Medium-Term Notes, Series A, issued by the Term Assets Issuer, sold to the Trustee by the Depositor and identified on Exhibit A hereto. Additional Term Assets may also be sold to the Trustee from time to time pursuant to Section 5 of this Series Supplement.

     "Term Assets Default Distribution Date": The date on which the Trustee makes a distribution of the proceeds received in connection with a recovery on the Term Assets (in the case of Payment Default, after deducting any costs incurred in connection therewith) following a Payment Default or an Acceleration or other default with respect to the Term Assets.

     "Term Assets Issuer": General Electric Capital Corporation.

     "Term Assets Payment Date": The 15th day of each March and September, commencing on March 15, 2003 and ending on March 15, 2032; provided, however, that if any Term Assets Payment Date would otherwise fall on a day that is not a Business Day, such Term Assets Payment Date will be the following Business Day.

     "Term Assets Redemption Distribution Date": The date on which the Trustee receives payment for a redemption of Term Assets in accordance with their terms; provided, however, if the Trustee receives such payment after 10:00 A.M. (New York City time) on such date, the Term Assets Redemption Distribution Date shall be on the next Business Day.

     "Term Assets Trustee": The trustee for the Term Assets.

     "Trust": CorTS(R) Trust For General Electric Capital Corporation Notes.

     "Trust Termination Event": (a) the payment in full at maturity or upon early redemption of the Certificates, (b) the distribution of the proceeds received upon a recovery on the Term Assets (after deducting the costs incurred in connection therewith) in the case of a Payment Default or an Acceleration thereof (or other default with respect to the Term Assets), (c) the sale by the Trustee in accordance with the Call Warrants of all the Term Assets and the distribution in full of all amounts due to Certificateholders, or (d) the liquidation or distribution of the Term Assets in accordance with Section 10(j) of this Agreement in the event that periodic reports required to be filed by the Term Assets Issuer pursuant to the United States Securities Exchange Act of 1934 are no longer being filed.

     "Voting Rights": The Class A Certificateholders shall have 100% of the total Voting Rights with respect to the Certificates, which Voting Rights shall be allocated among all Holders of Class A Certificates in proportion to the principal balances held by such Holders on any date of determination.

     "Warrant Agent Agreement": The Warrant Agent Agreement, dated as of the date hereof, between the Depositor and U.S. Bank Trust National Association, as Warrant Agent and as Trustee, as the same may be amended or modified from time to time.

     "Warrant Exercise Date": Warrant Exercise Date shall have the meaning given to such term in the Call Warrant.

     "Warrant Exercise Purchase Price": An amount paid by the Warrantholder on each Warrant Exercise Date equal to the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest to and including the Warrant Exercise Date.

     "Warrantholder": Warrantholder shall have the meaning given to such term in the Call Warrant.

     Section 2..Creation and Declaration of Trust; Sale of Term Assets; Acceptance by Trustee. (a) The Trust, of which the Trustee is the trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

     (b) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Base Trust Agreement, has delivered or caused to be delivered to the Trustee the Term Assets.

     (c) The Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets. The Trustee shall pay the purchase price for the Term Assets by delivering to, or at the direction of, the Depositor, all of the Certificates on the Closing Date and making the payments identified in Section 10(l) of this Series Supplement.

     (d) The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsections (b) and (c) above, and receipt by it of the Term Assets,
(ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Call Warrants, the Base Trust Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee from its duties herein or therein.

     Section 3..Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "CorTS(R) Certificates." The Certificates shall be issued in two classes, in the amount set forth in Section 5 and with the additional terms set forth in Exhibits B and C to this Series Supplement. The Class A Certificates and the Class B Certificates shall be issued in substantially the forms set forth in Exhibit D and Exhibit F, respectively, to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Term Assets. The Class A Certificates will represent the entire beneficial ownership interest in the principal and redemption premium, if any, of the Term Assets, and will represent a beneficial ownership interest in the interest received on the Term Assets equal to the Class A Fixed Payments. The Class B Certificates will represent a beneficial ownership interest in the interest received on the Term Assets equal to the Class B Fixed Payments. The Class A Certificates and Class B Certificates will rank pari passu with respect to its respective beneficial ownership interest in the interest payments on the Term Assets and will share proportionately in such interest based upon the accrued and unpaid Class A Fixed Payments and the accrued and unpaid Class B Fixed Payments.

     Section 4..Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

     Section 5..Class A Certificate Principal Balance and Denominations; Class B Certificates; Additional Term Assets. On the Closing Date, 8,000,000 Class A Certificates with a Certificate Principal Balance of $200,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. In addition, on the Closing Date, Class B Certificates with a Notional Amount of $200,000,000 shall be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The Certificate Principal Balance of the Class A Certificates and the Notional Amount of the Class B Certificates shall each initially equal the initial principal amount of Term
Assets sold to the Trustee and deposited in the Trust. Such Certificate Principal Balance and Notional Amount shall be calculated without regard to Class A Certificates and Class B Certificates, respectively, authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Class A Certificates or Class B Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement. The Depositor may sell to the Trustee additional Term Assets on any date hereafter upon at least five (5) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Term Assets will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation)
     under the Code. Each condition to be satisfied with respect to a sale of Term Assets on or prior to the Closing Date shall be satisfied with respect to a sale of additional Term Assets no later than the date of sale thereof, each representation and warranty set forth in the Agreement to be made on the Closing Date shall be made on such date of sale with respect to the additional Term Assets, and from and after such date of sale, all Term Assets held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall deposit such additional Term Assets in the Certificate Account, and shall authenticate and deliver to the Depositor, or its order, Class A Certificates in a Certificate Principal Balance and Class B Certificates in a Notional Amount equal to the principal amount of such additional Term Assets. Any such additional Class A Certificates and Class B Certificates authenticated and delivered shall rank pari passu with any Class A Certificates or Class B Certificates, respectively, previously issued in accordance with this Series Supplement.

     Section   6..Currency  of  the  Certificates.   All  distributions  on  the
Certificates will be made in the Specified Currency.

     Section 7..Form of Securities. The Trustee shall execute and deliver the Certificates in the form of one or more global certificates registered in the name of DTC or its nominee.

     Section 8..Call Warrants. (a) Concurrently with the execution of this Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and one or more Call Warrants, dated as of the date hereof and substantially in the form of Exhibit E hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms. In addition, the Trustee shall execute and deliver such Call Warrants, substantially in the form of Exhibit E hereto, with respect to any additional Term Assets deposited into the Certificate Account pursuant to
Section 5 of this Series Supplement.

     (b) The Trustee shall notify the Certificateholders and the Rating Agencies upon receipt of any notice, pursuant to the provision of the Call Warrants, of a Warrantholder's intent to exercise its Call Warrants. Such notice from the Trustee shall state (i) the Warrant Exercise Date, (ii) that such exercise of the Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price with respect to such exercise, (iii) that the Trustee will select by lot for redemption a principal amount of Class A Certificates equal to the principal amount of Term Assets to be purchased and that such redemption of the Class A Certificates will occur on the Warrant Exercise Date at a price equal to $25 per Class A Certificate plus accrued and unpaid interest to the date of redemption and (iv) that on the date of redemption, the Class B Certificateholders will be paid accrued and unpaid interest on the Class B Certificates to the date of redemption and that following such payment on the Class B Certificates the Notional Amount of the Class B Certificates will be reduced by the principal amount of Term Assets purchased. The Trustee shall promptly notify Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

     (c) Upon the exercise of any Call Warrant in accordance with the terms of the Call Warrants, the Trustee, after receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, shall deliver or cause to be delivered upon the written direction of the Warrant Agent, by 1:00 p.m. (New York City time) on the related Warrant Exercise Date, the

     Term Assets as specified in the exercised Call Warrant by instructing the Depositary to credit such Term Assets to the account of the exercising Warrantholder or its nominee, provided that the Trustee shall have received notice of the exercise of such Call Warrant from the Warrant Agent in accordance with the terms of the Call Warrants and shall have received from the Warrant Agent an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Warrant Exercise Purchase Price for such Term Assets by 1:00 p.m. (New York City time) on the related Warrant Exercise Date. If any Call Warrant is exercised in connection with a partial redemption of Term Assets, the Trustee shall, to the extent possible, deliver to the exercising Warrantholder, Term Assets that have been selected for redemption.

     (d) Upon receipt of the Warrant Exercise Purchase Price pursuant to the Call Warrants being exercised, the Trustee shall deposit the amount of the Warrant Exercise Purchase Price in the Certificate Account on or before the related Warrant Exercise Date and pay to the Class A Certificateholders and the Class B Certificateholders the amount described in Section 8(b)(iii) and (iv) above. The Class A Certificates to be redeemed will be selected by the Trustee or DTC by lot and will be paid for on the Warrant Exercise Date, and the Notional Amount of the Class B Certificates will be reduced pro rata based upon the Notional Amount of Class B Certificates held by a Class B Certificateholder.

     Section 9..Certain Provisions of Base Trust Agreement Not Applicable. The provisions of Sections 2.3, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10, 3.11, 3.12,
3.13, 5.16, 5.17, 6.1(c) through (e), 6.6 and 9.1 of the Base Trust Agreement and any other provision of the Base Trust Agreement, which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" specified herein, and all references to "Administrative Agent" in the Base Trust Agreement, therefor shall be inapplicable with respect to the Certificates.

     Section 10. Distributions.

     (a) On each Scheduled Distribution Date, the Trustee shall distribute to the Class A Certificateholders the related Class A Fixed Payment and shall distribute to the Class B Certificateholders the related Class B Fixed Payment, to the extent of Interest Collections, and subject to the exercise of the Call Warrants (in which case the provisions of Section 8 of this Series Supplement shall apply) and the terms of this Section 10, on the Maturity Date shall distribute to the Class A Certificateholders the principal balance of the Class A Certificates (in the amount of $200,000,000), to the extent the principal of the Term Assets is received by the Trustee on such date, and shall distribute all other amounts held in the Trust pursuant to Section 10(k) of this Series Supplement; provided, however, if any such payment with respect to the Term Assets is made to the Trustee after the Term Assets Payment Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

     (b) In the event of a Payment Default, the Trustee shall proceed against the Term Assets Issuer on behalf of the Certificateholders to enforce the Term Assets or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that, holders of the Class A Certificates representing a majority of the Voting Rights on the Class A Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Term Assets, subject to the Trustee's receipt of satisfactory indemnity. If the Trustee is directed to sell the Term Assets, the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and (6) Salomon Smith Barney Inc.; provided, however, that no bid from Salomon Smith Barney Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Acceleration and a corresponding payment on the Term Assets, the Trustee shall distribute the proceeds to the Class A Certificateholders and, to the extent such proceeds represent scheduled interest payments on the Term Assets, to the Class B Certificateholders up to the amount of the accrued interest based on the Notional Amount, no later than two (2) Business Days after the receipt of immediately available funds.

     (c) In the event that the Trustee receives money or other property in respect of the Term Assets (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Term Assets (including from the sale thereof), the Trustee will promptly give notice as provided in Section 18(c) to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Class A Certificates pro rata by principal amount and, to the extent such proceeds represent scheduled interest on the Term Assets, to the holders of the Class B Certificates up to the accrued interest thereon, pro rata by Notional Amount (after deducting the costs incurred in connection therewith and subject to clause (l) of this Section 10). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Class A Certificateholders. Other than as provided in clause (l) below, no amount will be distributed to the Depositor in respect of the Term Assets.

     (d) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

     (e) All distributions to Class A Certificateholders (other than distributions made pursuant to Section 10(g)) shall be allocated pro rata among the Class A Certificates based on their respective principal balances as of the Record Date. All distributions to Class B Certificateholders shall be allocated pro rata among the Class B Certificates based on their respective Notional Amount as of the Record Date.

     (f) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M.

(New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen (15) days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(f) unless a new instruction is delivered fifteen (15) days prior to a Distribution Date.

     (g) Upon receipt by the Trustee of a notice that all or a portion of the Term Assets are to be redeemed, the Trustee shall select by lot for redemption a principal amount of Class A Certificates and reduce the Notional Amount of the Class B Certificates equal to the principal amount of the Term Assets to be redeemed on the Term Assets Redemption Distribution Date. The Trustee shall promptly give notice of such redemption to the Warrantholder. Notice of such redemption shall also be given by the Trustee to the registered Certificateholders not less than fifteen (15) days prior to the Term Assets Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption. Subject to the exercise of the Call Warrants (in which case the provisions of Section 8 of this Series Supplement shall apply), the redemption price for the Class A Certificates redeemed shall be $25 per Class A Certificate plus accrued and unpaid interest to the date of redemption plus a pro rata share of the redemption premium, if any, received from the Term Assets Issuer. In addition, the Trustee will pay to the Class B Certificateholders accrued and unpaid interest to the date of redemption, but solely to the extent of amounts received on the Term Assets which represent interest on the Term Assets, and will reduce the Notional Amount of the Class B Certificates, pro rata based on the Notional Amount held, by an amount equal to the principal amount of the Term Assets redeemed.

     (h) The Term Assets Issuer has the right to redeem the Term Assets at any time, in whole or in part, at a "make-whole" redemption price equal to the greater of (i) the principal amount of the Term Assets being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Term Assets being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury rate plus 20 basis points, plus in either case, accrued interest to the redemption date.

     (i) [Reserved].

     (j) In the event that periodic reports required to be filed by the Term Assets Issuer under the United States Securities Exchange Act of 1934 are no longer being filed and the Depositor determines in its sole discretion that under applicable securities laws, rules or regulations the Trust must be liquidated or the Term Assets distributed, then the Trustee shall liquidate or distribute in kind, as the case may be, any remaining Term Assets and distribute any proceeds thereof. In addition, the Call Warrants will become immediately exercisable and, if the Call Warrants are in-the-money, they will be deemed to be exercised without further action by the Warrantholders and will be cash-settled. The distribution (whether of proceeds or Term Assets) will be allocated between the Class A Certificates and the Class B Certificates such that the percentage received by the Class A Certificateholders of the total distribution equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage received by the Class B Certificateholders of the total distribution equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion. The Trustee shall notify each Rating Agency of any such liquidation or distribution of the Trust. If the Trustee is required to liquidate the Term Assets pursuant to Section 10(j), the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and
(6) Salomon Smith Barney Inc.; provided, however, that no bid from Salomon Smith Barney Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers.

     (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Notwithstanding anything in the Agreement to the contrary, to the extent there remains on deposit monies or property in the Trust after all required payments and distributions have been made in accordance with this Series Supplement (including without limitation Section 8 and this Section 10), such remaining monies or property shall be distributed to the Class B Certificateholders on a pro rata basis based on the Notional Amount of Class B Certificates held on the date the final Class B Fixed Payment was made on the Class B Certificates. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective principal balances or Notional Amounts, as the case may be.

     (l) On the Closing Date, as partial payment for the Term Assets, the Trustee shall deliver to, or at the direction of, the Depositor all of the Certificates. On March 15, 2003, as payment of the balance of the purchase price for the Term Assets, the Trustee shall pay to the Depositor from the Class A Fixed Payment and the Class B Fixed Payment received on such date, the amount of the interest accrued on the Term Assets from September 15, 2002 to but not including the Closing Date, which amount equals $3,825,000. In the event the Class A Fixed Payment and the Class B Fixed Payment are not received by the Trustee on such date or otherwise are insufficient to pay such amount of accrued interest to the Depositor, the Depositor shall have a claim for the unpaid portion of such amount and shall share pari passu with the Certificateholders to the extent of such claim (i) in the proceeds from the sale or recovery of the Term Assets, in the case of the Class A Certificates and (ii) in the portion of such proceeds which represent accrued interest, in the case of the Class B Certificates.

     Section 11. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

     (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

     Section 12. Limitation of Powers and Duties. (a) The Trustee shall administer the Trust and the Term Assets solely as specified herein and in the Base Trust Agreement.

     (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets and issuing the Certificates and Call Warrants. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

     (c) The parties acknowledge that the Trustee, as the holder of the Term Assets, has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Term Assets Trustee, the Term Assets Issuer or, if applicable, the Depositary with respect to the Term Assets, for the Trustee's consent to any amendment, modification or waiver of the Term Assets, or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall within two (2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Class A Certificateholder and Class B Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Class A Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Class A Certificates) as the Class A Certificates of the Trust were actually voted or not voted by the Holders thereof as of a date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset whether or not pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders, and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purposes, and, in any event, that the Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an Opinion of Counsel. The Trustee shall not be obligated to follow any instruction that would cause the Trust to violate the terms of any agreement or other obligation to which the Trust is a party, including the Warrant Agent Agreement. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

     (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Certificate Registrar.

     Section 13.. Compensation of Trustee. Each of the Trustee and U.S. Bank National Association, as co-trustee (the "co-trustee"), shall be entitled to receive from the Depositor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement among the Trustee, the co-trustee, and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless each of the Trustee and the co-trustee, and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the co-trustee shall notify the Depositor promptly of any claim for which they may seek indemnity. Failure by the Trustee or the co-trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the co-trustee through the Trustee's or the co-trustee's own willful misconduct, gross negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the co-trustee, or the termination of this Agreement.

     Failure by the Depositor to pay, reimburse or indemnify the Trustee or the co-trustee shall not entitle the Trustee or the co-trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee or the co-trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by each of the Trustee and the co-trustee in its individual capacity, and the Trustee and the co-trustee shall have no recourse against the Trust with respect thereto.

     The Trustee hereby agrees that it shall not receive any additional compensation for the performance of its duties as warrant agent under the Warrant Agreement.

     Section 14.. Modification or Amendment. (a) The Trustee shall not enter into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. Pursuant to Section 5 of this Series Supplement, the Depositor may sell to the Trustee additional Term Assets from time to time without violation or trigger of this Section 14. Notwithstanding anything to the contrary contained in Section 10.1 of the Base Trust Agreement, the Base Trust Agreement or this Series Supplement may not be amended or modified for the purposes contained in items (v) through (viii) in Section 10.1 of the Base Trust Agreement unless the Trustee has received written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof.

     (b) The Required Percentage--Amendment (as defined in the Base Trust Agreement) referenced in the second proviso of Section 10.1(b) of the Base Trust Agreement shall be 100%.

     Section 15 . Accounting. Notwithstanding Section 3.16 of the Base Trust Agreement, no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

     Section 16 . No Investment of Amounts Received on Term Assets. All amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

     Section 17 . No Event of Default. There shall be no Events of Default defined with respect to the Certificates.

     Section 18 . Notices. (a) All directions, demands and notices hereunder and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 388 Greenwich Street, 10th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention:
Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

     (b) For purposes of  delivering  notices to the Rating Agency under Section
10.07 of the Base Trust Agreement, or otherwise, such notices shall be mailed or delivered as provided in such Section 10.07, to: Standard & Poor's Ratings
Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

     (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth (i) the identity of the issue of Term Assets, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

     (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered by the Trustee to the Certificateholders without charge to such Certificateholders.

     (e) The Trustee shall, in connection with any required delivery of any document or notice to the Certificateholders (whether or not such delivery is required pursuant to the Agreement), provide, on behalf of the Certificateholders, such document or notice to the Warrantholders concurrently with the delivery thereof to the Certificateholders.

     Section  19.  Access to  Certain  Documentation.  Access  to  documentation regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

     Section 20. Advances. There is no Administrative Agent specified herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement.

     Section 21. Ratification of Agreement. With respect to the Series issued hereby, the Base Trust Agreement (including the grant of a security interest in Section 10.8 of the Agreement with respect to the Term Assets conveyed hereunder), as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

     Section 22. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     Section 23. Governing Law. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section  24.   Establishment   of  Certificate   Account.   The  Securities
Intermediary and the Trustee hereby represent and warrant that:

     (a) The Certificate Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

     (b) All Term Assets have been (i) delivered to the Securities Intermediary pursuant to the Agreement; (ii) credited to the Certificate Account; and (iii) registered in the name of the Securities Intermediary or its nominee, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary. In no case will any Term Assets or other financial asset credited to the Certificate Account be registered in the name of the Depositor, payable to the order of the Depositor or specially indorsed to the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; and

     (c) The Certificate Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account.

     Section 25. Certificate of Compliance. The Depositor shall deliver to the Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

     Section 26. Appointment of Co-Trustee. The Depositor and the Trustee hereby appoint U.S. Bank National Association, a national banking association, as co-trustee under the Agreement. Any action required to be taken by the Trustee may be taken by U.S. Bank National Association, as co-trustee, in full satisfaction of the obligations of the Trustee. By its acceptance of this Series Supplement, U.S. Bank National Association hereby accepts its appointment as co-trustee under the Agreement.

     Section 27. Rule 144A Provisions for Class B Certificates . The Class B Certificates shall be reoffered solely to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). All purchasers of the Class B Certificates, by their purchase, shall be deemed to have represented that they constitute "qualified institutional buyers" as defined in Rule 144A under the Securities Act. Further, at any time when the Trust is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of any Class B Certificateholder, the Trustee on behalf of the Trust shall promptly furnish to such Class B Certificateholder or to a prospective purchaser of any Class B Certificate designated by such Class B Certificateholder, as the case may be, the information which the Depositor determines to be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Class B Certificateholder with Rule 144A in connection with the resale of such Class B Certificate by such

Class B Certificateholder; provided, however, that the Trust shall not be required to provide audited financial statements more than once a year or to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such Class B Certificate (or any predecessor Class B Certificate) was acquired from the Trust or (ii) the date such Class B Certificate (or any predecessor Class B Certificate) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144, in each case as determined by the Depositor.

     Section 28 . Reporting Obligations. The Depositor shall advise and reasonably cooperate with the Trustee as to what information, if any, is required by Rule 144A(d)(4) under the Securities Act of 1933, as amended, and the Trustee shall be entitled to rely on such advice of the Depositor.

     Section 29 . Statement of Intent. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership treated as a corporation). The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (the "761 Election") and in a manner consistent with the exclusion of the Trust from partnership tax accounting. The terms of the Agreement shall be interpreted to further these intentions of the parties. In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell to exchange its Certificate to any person.

     Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

     Section 30. Filing of Partnership Returns. In the event that the Trust is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes, and the 761 Election is ineffective, the Depositor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

     Section 31. "Financial Assets" Election. The Securities Intermediary hereby agrees that the Term Assets credited to the Certificate Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

     Section 32. Trustee's Entitlement Orders. If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Term Assets on deposit in the Certificate Account, the

Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to each Certificate Account solely from the Trustee.

           Section 33.    Conflict  with  Other   Agreements.   The
Securities Intermediary hereby confirms and agrees that:

     (a) There are no other agreements entered into between the Securities Intermediary and the Depositor with respect to the Certificate Account;

     (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Certificate Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

     (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with the Depositor or the Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 32 hereof.

     Section  34.  Additional  Trustee   Representations.   The  Trustee  hereby
represents and warrants as follows:

     (a) The Trustee maintains its books and records with respect to its securities accounts in the State of New York;

     (b) The Trustee has not granted any lien on the Term Assets nor are the Term Assets subject to any lien on properties of the Trustee in its individual capacity; the Trustee has no actual knowledge and has not received actual notice of any lien on the Term Assets (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Certificateholders and the potential interests of the Warrantholders, the books and records of the Trustee do not identify any Person as having an interest in the Term Assets; and

     (c) The Trustee makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Term Assets or (ii) the collectability, insurability, effectiveness or suitability of any of the Term Assets.

     Section 35. Additional Depositor Representations. The Depositor hereby represents and warrants to the Trustee as follows:

     (a) Immediately prior to the transfer of the Term Assets to the Trust, the Depositor owned and had good and marketable title to the Term Assets free and clear of any lien, claim or encumbrance of any Person.

     (b) The Depositor has received all consents and approvals required by the terms of the Term Assets to the transfer to the Trustee of its interest and rights in the Term Assets as contemplated by the Trust Agreement; and

     (c) The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Term Assets (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests granted pursuant to the Trust Agreement. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Term Assets, other than any such filings pursuant to the Trust Agreement. The Depositor is not aware of any judgment or tax lien filings against Depositor.



           IN WITNESS WHEREOF,  the parties hereto have caused this
Series   Supplement  to  be  executed  by  their   respective  duly
authorized officers as of the date first above written.


                               STRUCTURED PRODUCTS CORP.



                               By:
                                   __________________________________
                                         Authorized Signatory


                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                               as Trustee and Securities
                               Intermediary



                               By:
                                   ____________________________________
                                         Responsible Officer

ACCEPTED AND ACKNOWLEDGED BY:


U.S. BANK NATIONAL ASSOCIATION,
as Co-Trustee and Securities Intermediary






By: -------------------------
    Responsible Officer

                                                             EXHIBIT A



              IDENTIFICATION OF THE TERM ASSETS AS OF CLOSING DATE



Term Assets Issuer:      General Electric Capital Corporation

Term Assets:             6.75% Global Medium-Term Notes, Series A due
                         March 15, 2032

Maturity Date:           March 15, 2032

Original Principal
Amount Issued:           $5,000,000,000

CUSIP No.:               36962GXZ2

Stated Interest Rate:    6.75% per annum

Interest Payment Dates:  March 15 and September 15

Redemption: The Term  Assets  Issuer  may  redeem  the Term  Assets at any time, in whole or in part, at a "make-whole" redemption price equal to the greater of (i) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the Term Assets being redeemed, discounted to the redemption date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months) at a certain treasury rate plus 20 basis points, plus in either case, accrued interest to the redemption date.


Principal Amount of Term Assets
Deposited Under Trust Agreement:         $200,000,000



     The Term Assets will be held by the Trustee as book-entry credits to an account of the Trustee or its agent at The Depository Trust Company, New York, New York ("DTC").

                                                                     EXHIBIT B



              TERMS OF THE CLASS A CERTIFICATES AS OF CLOSING DATE



Maximum Number of Class
 A Certificates             Up to 8,000,000
Aggregate Principal Amount
   of Class A Certificates: $200,000,000
Authorized Denomination:    $25 and integral multiples thereof
Rating Agencies:            Standard  &  Poor's  Ratings  Services,
                            and  Moody's  Investors
                            Service, Inc.
Closing Date:               December 27, 2002
Distribution Dates:         Any Scheduled  Distribution  Date,  the Maturity
                            Date,  any Term Assets  Redemption  Distribution
                            Date or any Term Assets Default Distribution Date.
Interest Rate:              6.00%
Maturity Date:              March 15, 2032
Record Date:                With  respect  to any  Distribution  Date,
                            the  day  immediately
                            preceding such Distribution Date.
Trustee's Fees:             The Trustee's fees shall be payable by the
                            Depositor  pursuant to a separate fee agreement
                            between the Trustee and the Depositor.
Initial Certificate
 Registrar:                 U.S. Bank Trust National Association
Corporate Trust Office:     U.S. Bank Trust National Association
                            100 Wall Street, Suite 1600
                            New York, New York  10005
                            Attention:  Corporate Trust Department,
                            Regarding CorTS(R) Trust
                            For General Electric Capital Corporation Notes

                                                                    EXHIBIT C



              TERMS OF THE CLASS B CERTIFICATES AS OF CLOSING DATE



Aggregate Notional Amount
   of Class B Certificates:$200,000,000

Authorized Denomination:   $100,000 and integral multiples of $1,000
                           in excess thereof
Rating Agencies:           Standard & Poor's Ratings Services
Closing Date:              December 27, 2002
Distribution Dates:        Any Scheduled  Distribution  Date, the Maturity
                           Date, any Term
                           Assets  Redemption  Distribution  Date or any
                           Term Assets Default
                           Distribution Date.
Interest Rate:             0.75%
Maturity Date:             March 15, 2032
Record Date:               With  respect  to any  Distribution  Date,  the
                           day  immediately preceding such Distribution Date.
Trustee's Fees:            The Trustee's fees shall be payable by the Depositor
                           pursuant to
                           a separate fee agreement between the Trustee and
                           the Depositor.
Initial Certificate
Registrar:                 U.S. Bank Trust National Association
Corporate Trust Office:    U.S. Bank Trust National Association
                           100 Wall Street, Suite 1600
                           New York, New York  10005
                           Attention:  Corporate Trust Department, Regarding
                           CorTS(R) Trust For General Electric Capital
                           Corporation Notes

                                                          EXHIBIT D



                          FORM OF CLASS A CERTIFICATES


THIS CLASS A CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CLASS A CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CLASS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CLASS A CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER                                        Class A Certificates
CUSIP:                                            Certificate Principal Amount

                          CORTS(R) CLASS A CERTIFICATES

evidencing an undivided interest in the Trust, as defined below, the assets of which include 6.75% Global Medium-Term Notes, Series A, due March 15, 2032, issued by General Electric Capital Corporation.

This Class A Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates.

THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in CorTS(R) Trust For General Electric Capital Corporation Notes (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

The Trust was created pursuant to a Base Trust Agreement, dated as of December 15, 2000 (as amended and supplemented, the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2002-13, dated as of December 27, 2002 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Class A Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust
Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

This Class A Certificate is one of the duly authorized Certificates designated as "CorTS(R) Class A Certificates" (herein called the "Class A Certificate" or "Class A Certificates"). This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets. Additional Term Assets may be sold to the Trustee and additional Class A Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Class A Certificates shall rank pari passu with all other Class A Certificates issued in accordance with the Series Supplement.

Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Class A Certificate is registered at the close of business on the related Record Date, such Class A Certificateholder's fractional undivided interest in the amount of distributions of the Term Assets to be distributed to Class A Certificateholders on such Distribution Date. The Term Assets will pay interest on March 15 and September 15 of each year, except that the final payment of interest will be on March 15, 2032, with the first interest payment date occurring on March 15, 2003. The principal of the Term Assets is scheduled to be paid on March 15, 2032.

The distributions in respect of this Class A Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

The Term Assets held by the Trust are subject to the rights of the Warrantholders, as provided for in the Series Supplement, and each Class A Certificateholder, by accepting its Class A Certificate, acknowledges such rights and the possibility of an early redemption of the Class A Certificates in accordance with the terms of the Series Supplement.

     It is the intent of the Depositor, the Class A Certificateholders and the Class B Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations
Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the

Depositor and the Trustee, by executing the Trust Agreement, and each Class A Certificateholder, by acceptance of a Class A Certificate, agrees to treat, and to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

     Each Class A Certificateholder, by its acceptance of a Class A Certificate, covenants and agrees that such Class A Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

     The  Trust   Agreement   permits   the   amendment   thereof,   in  certain
circumstances, without the consent of the Holders of any of the Class A Certificates.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

     THIS CLASS A CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the Trustee has caused this Class A Certificate to be duly executed by its manual or facsimile signature.

                               U.S.     BANK     TRUST     NATIONAL
                               ASSOCIATION,  not in its  individual
                               capacity  but solely as Trustee  and
                               Authenticating Agent





                               By:----------------------------
                                     Authorized Signatory

                                                        EXHIBIT E

                              FORM OF CALL WARRANT

          CORTS(R)TRUST FOR GENERAL ELECTRIC CAPITAL CORPORATION NOTES

                                  Call Warrant

                          Dated as of December 27, 2002



     THIS CALL WARRANT HAS NOT BEEN, AND THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS CALL WARRANT AND ANY WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS CALL WARRANT AND MAY NOT BE TRANSFERRED TO SALOMON SMITH BARNEY INC. OR STRUCTURED PRODUCTS CORP.

          CORTS(R) TRUST FOR GENERAL ELECTRIC CAPITAL CORPORATION NOTES

                                  Call Warrant

Warrants; Each Warrant Relating to $1,000 principal amount of Term Assets

No. ______                                  December 27, 2002

     CORTS(R) Trust For General Electric Capital Corporation Notes (the "Trust"), a trust created under the laws of the State of New York pursuant to a Base Trust Agreement, dated as of December 15, 2000 (the "Agreement"), between Structured Products Corp. (the "Depositor") and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2002-13, dated as of December 27, 2002 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee, for value received, hereby certifies that ____________________ or registered assigns, is entitled to purchase $___________ principal amount of the assets set forth on Schedule 1 hereto in whole or in part on any Warrant Exercise Date (as defined below) designated by the holder of this instrument (this "Call Warrant") at a purchase price equal to the Warrant Exercise Purchase Price (as defined below), all subject to the terms and conditions set forth below.

     Certain capitalized terms used in this Call Warrant are defined in Article IV hereof; capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Call Warrant and references to a "Section" are, unless otherwise specified, to one of the sections of this Call Warrant.

                                    Article I

                              Exercise of Warrants

     Section I.1 Manner of Exercise. (a) This Call Warrant may be exercised by the holder hereof (each, a "Warrantholder"), in whole or in part, on any Warrant Exercise Date, set forth in the prior written notice to the Warrant Agent and the Trustee delivered at any time on or before the Business Day that is at least fifteen (15) days before such Warrant Exercise Date, by surrender of this Call Warrant to the Warrant Agent at its office set forth in Section VI.3 hereof no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date; provided that such holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the applicable Warrant Exercise Purchase Price, in a manner such that funds are available to the Warrant Agent no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date, and such holder shall thereupon be entitled to delivery of the Term Assets equal to $1,000 per Call Warrant purchased hereunder in accordance with this Article I; provided further that the Warrantholder may not exercise this Call Warrant at any time when such Warrantholder is insolvent, and in connection therewith, such Warrantholder shall be required to certify that it is solvent at the time of exercise settlement, by completing the Form of Subscription attached to this Call Warrant and delivering such completed Form of Subscription to the Trustee on or prior to the Warrant Exercise Date.

     (b) The Warrant Agent shall notify the Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of this Call Warrant and upon receipt of payment of the applicable Warrant Exercise Purchase Price from such holder pursuant to clause (a) of this Section I.1. The Warrant Agent shall transfer each payment made by the holder hereof pursuant to clause (a) of this
Section I.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date (and, pending such transfer, shall hold each such payment for the benefit of the holder hereof in a segregated trust account).

     (c) A notice by the holder of a Call Warrant does not impose any obligations on a holder of a Call Warrant in any way to pay any Warrant Exercise Purchase Price. If, by 11:00 a.m. (New York City time) on the Warrant Exercise Date, the holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price, then such notice shall automatically expire and none of the holder of such Call Warrant, the Warrant Agent and the Trustee shall have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of this Call Warrant shall in no way affect a holder of a Call Warrant's right to subsequently deliver a notice which satisfies the terms of the Trust Agreement.

     (d) In the event of a partial redemption of the Term Assets by the Term Assets Issuer, if any, if the holders of the Call Warrants fail to exercise their Call Warrants with respect to all Term Assets redeemed in such partial redemption, the number of outstanding Warrants held by each Warrantholder shall be reduced proportionately so that the amount of Term Assets callable by the exercise of Call Warrants equals the amount of Term Assets remaining in the Trust. The Warrant Agent shall make such adjustments to its records as shall be necessary to reflect such reductions and shall notify each Warrantholder of such adjustments.

     (e) Upon the occurrence of an event described in Section 10(j) of the Series Supplement and subject to the provisions thereof, the Call Warrants will become immediately exercisable and, if the Call Warrants are in-the-money, they will be deemed to be exercised without further action by the Warrantholders and will be cash-settled.

     Section I.2 Transfer of Term Assets. (a) As soon as practicable after each surrender of this Call Warrant, in whole or in part, and no later than 11:00 a.m. (New York City time) on the Warrant Exercise Date and upon satisfaction of all other requirements described in this Call Warrant, the Warrant Agent shall instruct the Trustee to cause the Term Assets represented by the number of Warrants being exercised hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is in part only, a new Call Warrant of like tenor, representing the remaining outstanding Warrants of the holder, shall be delivered by the Warrant Agent to the holder hereof. The Trustee shall cause the delivery of such portion of the Term Assets to the holder or its nominee no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date in accordance with Section 8(c) of the Trust Agreement.

     (b) If any Call Warrant is exercised in connection with a partial redemption of Term Assets, if any, the Trustee shall, to the extent possible, deliver to the exercising Warrantholder, Term Assets that have been selected for redemption.

     Section I.3 Cancellation and Destruction of Call Warrant. All Call Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section I.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Call Warrants.

     Section I.4 No Rights as Holder of Term Assets Conferred by Warrants. Prior to the exercise hereof, this Call Warrant shall not entitle the holder hereof to any of the rights of a holder of the Term Assets, including, without limitation, the right to receive the payment of any amount on or in respect of the Term Assets or to enforce any of the covenants of the Trust Agreement.

                                   Article II

                            Restrictions on Transfer

     Section II.1  Restrictive  Legends.  Except as otherwise  permitted by this
Article II, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

     "This Call Warrant has not been, and the Warrants represented hereby have not been, registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under such Act. This Call Warrant and any Warrant represented hereby may be transferred only in compliance with the conditions specified in this Call Warrant and may not be transferred to Salomon Smith Barney Inc. or Structured Products Corp."

     Section II.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Call Warrant or portion thereof, the holder hereof will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder's intention to effect such transfer and to comply in all other respects with this Section II.2. Each transfer of a portion of a Call Warrant must be for a whole number of Warrants.
(a) If such transfer of Call Warrants is being made pursuant to Rule 144A under the Securities Act, as a condition precedent to the proposed transfer, the prospective transferee must certify that it is a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act; and (b) If such transfer of Call Warrants is not being made pursuant to Rule 144A, each notice of a proposed transfer (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel for the holder to render the opinions referred to below and (ii) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Call Warrant under the Securities Act (such opinion stating the basis for such determination) and (B) such opinion is in form and substance reasonably satisfactory to the Depositor and the Warrant Agent, such holder shall thereupon be entitled to transfer such Call Warrant in accordance with the terms of the notice delivered by such holder to the Warrant Agent. No such opinion of counsel shall be required in the event the transfer is being made to a "qualified institutional buyer" as defined in Rule 144A under the Securities Act as contemplated in clause (a) of this Section II.2. Each instrument representing such Call Warrant or portion thereof issued upon or in connection with such transfer shall bear the restrictive legend required by Section II.1, unless the Warrant Agent shall have received an opinion of counsel reasonably satisfactory to the Warrant Agent and the Depositor that such legend is no longer required to ensure compliance with the Securities Act.

                                   Article III

                Registration and Transfer of Call Warrants, etc.

     Section III.1 Warrant  Register;  Ownership of Call  Warrants.  The Warrant
Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing whole numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

     Section III.2 Transfer and Exchange of Call Warrants. Upon surrender of any Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like whole number of Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.

     Section III.3 Replacement of Call Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

     Section III.4 Execution and Delivery of Call Warrants by Trustee. The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Call Warrants issued in accordance with Section I.2 or this Article III as the Warrant Agent shall request in accordance herewith.



                                   Article IV

                                   Definitions

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Business Day": As defined in the Trust Agreement.

     "Call Warrant": This instrument.

     "Closing Date": December 27, 2002.

     "Depositor": As defined in the introduction to this Call Warrant, or any successor thereto under the Trust Agreement.

     "Depositor Order": As defined in the Trust Agreement.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Rating Agencies": Standard & Poor's Ratings Services and Moody's Investors Service, Inc. and any successor thereto.

     "Responsible Officer": As defined in the Trust Agreement.

     "Securities Act": The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Trust": As defined in the introduction to this Call Warrant.

     "Trust Agreement": The Base Trust Agreement, dated as of December 15, 2000, between the Depositor and the Trustee, as supplemented by the CorTS(R)

Supplement 2002-13, dated as of December 27, 2002, between the Depositor and the Trustee, incorporating by reference the definitions and assumptions thereto, as the same may be amended or modified from time to time.

     "Trustee": As defined in the introduction to this Warrant, or any successor thereto under the Trust Agreement.

     "Warrant": The right to purchase, on a pro rata basis, an aggregate of $1,000 in par amount of the Term Assets.

     "Warrant Agent": U.S. Bank Trust National Association, a national banking association, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

     "Warrant Exercise Date": Any Business Day on or after December 27, 2007, or any Business Day after the Term Assets Issuer gives notice indicating its intention to redeem the Term Assets, as set forth in the notice from the Warrantholder to the Warrant Agent and the Trustee.

     "Warrant Exercise Purchase Price": An amount paid by the Warrantholder on each Warrant Exercise Date equal to the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest to the Warrant Exercise Date.

                                    Article V

                                  Warrant Agent

     Section V.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

     Section V.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each holder of a Call Warrant shall be bound:

     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

     (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

     (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

     (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Call Warrant or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Call Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the Term Assets to be purchased hereunder.

     (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

     (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

     (i) The Warrant Agent shall act solely as the agent of the Warrantholders hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Call Warrant against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be deemed to be a fiduciary.

     (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Warrant Exercise Purchase Price or to the kind and amount of property receivable by holders of Call Warrants upon the exercise thereof.

     (k) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

     (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Call Warrant.

     (m) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

     Section V.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the holders of the Call Warrants by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and upon fifteen (15) days notice to the holders of the Call Warrants by first-class mail, and absent the objection of the holders of a majority of the Warrants outstanding, within such fifteen (15) day period; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty
(30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Call Warrant, then the Warrant Agent or registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                                   Article VI

                                  Miscellaneous

     Section VI.1 Remedies. The remedies at law of the holder of this Call Warrant in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of this Call Warrant are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     Section VI.2 Limitation on Liabilities of Holder. Nothing contained in this Call Warrant shall be construed as imposing any obligation on the holder hereof to purchase any of the Term Assets except in accordance with the terms hereof.

     Section VI.3 Notices. All notices and other communications under this Call Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Call Warrant, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the holder hereof and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrant shall be effective in the manner provided in Article I.

     Section VI.4 Amendment. (a) This Call Warrant may be amended from time to time by the Depositor, the Trustee and the Warrant Agent without the consent of the holder hereof, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Warrant which shall not adversely affect in any material respect the interests of the holder hereof or any holder of a Certificate or (ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank Trust National Association.

     (b) Without limiting the generality of the foregoing, this Call Warrant may also be modified or amended from time to time by the Depositor, the Trustee and the Warrant Agent with the consent of the holders of 66-2/3% of the Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Call Warrant or of modifying in any manner the rights of the holders of this Call Warrant; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agencies that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing not less than 100% of the aggregate Voting Rights of such affected Certificates and the holders of 100% of the affected Warrants or (iii) reduce the percentage of aggregate Voting Rights required by (i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Warrant, this Section VI.4(b) shall not be amended without the consent of the holders of 100% of the affected Warrants.

     (c) Promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Call Warrant, to each holder of a Certificate and to the Rating Agencies. It shall not be necessary for the consent of holders of Warrants or Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

     Section VI.5 Expiration. The right to exercise this Call Warrant shall expire on the earliest to occur of (a) the cancellation hereof, (b) the termination of the Trust Agreement or (c) the liquidation, disposition, or maturity of all of the Term Assets.

     Section VI.6 Descriptive Headings. The headings in this Call Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section VI.7 GOVERNING LAW. THIS WARRANT INSTRUMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section VI.8 Judicial Proceedings; Waiver of Jury. Any judicial proceeding brought against the Trust, the Trustee or the Warrant Agent with respect to this Call Warrant may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Call Warrant, the Trustee on behalf of the Trust and the Warrant Agent (a) accept, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agree that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Call Warrant, subject to any rights of appeal, and (b) irrevocably waive any objection that the Trust or the Trustee, the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     Section VI.9 Nonpetition Covenant; No Recourse. Each of (i) the holder of this Call Warrant by its acceptance hereof, and (ii) the Warrant Agent agrees, that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Depositor or entities formed, established or settled by the
Depositor, acquiesce, petition or otherwise invoke or cause the Trust, the Depositor, or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Depositor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or any such other entity or all or any part of the property or assets of Trust, the Depositor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or any such other entity.

     Section VI.10 Amendments to the Trust Agreement. The Trustee hereby agrees not to consent to any amendments to the Trust Agreement which will adversely affect the rights of the Warrantholders in a material manner without the consent of the Warrantholders.

     Section VI.11 Reporting Obligations. During any period in which the Trust is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Trustee, on behalf of the Trust, shall promptly furnish to holders of Call Warrants and prospective purchasers of Call Warrants designated by such holders, upon request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act of 1933, as amended, to permit compliance with Rule 144A in connection with the resale of Call Warrants; provided, however, that the Trust shall not (a) be required to provide audited financial statements of the Trust or (b) be required to furnish Rule 144A Information in connection with any request made on or after the date that is two years from the later of (i) the date such Call Warrant (or any predecessor Call Warrant) was acquired from the Trust or (ii) the date such Call Warrant (or any predecessor Call Warrant) was last acquired from an "affiliate" of the Trust within the meaning of Rule 144.

     Each of (i) the holder of this Call Warrant,  by its acceptance hereof, and
(ii) the Warrant Agent agrees, that it shall not have any recourse to the Term Assets or against the Trust.



                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    not in its individual
                                    capacity but solely as
                                    Trustee and Authenticating
                                    Agent



                               By: _______________________
                                   Authorized Signatory



                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    as Warrant Agent



                                By: _______________________
                                   Authorized Signatory

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrants]

To CorTS(R) Trust For General Electric Capital Corporation Notes

           U.S. Bank Trust National Association, as Trustee
           100 Wall Street, Suite 1600
           New York, New York  10005
           Attention: Corporate Trust

     The undersigned registered holder of the within Call Warrant, having previously given notice thereof in accordance with the terms of the Call Warrant, hereby irrevocably exercises Warrant(s) for, and purchases pursuant thereto, the Term Assets receivable upon such exercise, and herewith makes payment of $1,000 per Warrant therefor, and requests that such Term Assets be transferred to [insert information required for transfer of Term Assets]. In connection therewith, the undersigned hereby certifies that it is solvent as of the date hereof, as required by Section I.1 of the Call Warrant.

Dated:

     (Signature must conform in all respects to name of holder as specified on the face of Warrant)

           (Street Address)
           (City)(State)(Zip Code)

                               FORM OF ASSIGNMENT

               [To be executed only upon transfer of Call Warrant]

     For value received, the undersigned registered holder of the within Call Warrant hereby sells, assigns and transfers unto the Warrant(s) [Must be whole number] to purchase Term Assets to which such Call Warrant relates, and appoints Attorney to make such transfer on the books of the Warrant Agent maintained for such purpose, with full power of substitution in the premises.

Dated:

     (Signature must conform in all respects to name of holder as specified on the face of Warrant)

           (Street Address)
           (City)(State)(Zip Code)

Signed in the presence of:

                                   Schedule 1

                               To the Call Warrant

     $_________ aggregate principal amount of 6.75% Global Medium-Term Notes, Series A, due March 15, 2032 issued by General Electric Capital Corporation.

                                                          EXHIBIT F



                          FORM OF CLASS B CERTIFICATES


     THIS CLASS B CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY OF ANY STATE. THIS CLASS B CERTIFICATE HAS BEEN OFFERED AND SOLD PRIVATELY. AS A RESULT, THE CLASS B CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER. PERSONS ACQUIRING ANY CLASS B CERTIFICATES MUST BE QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     THIS CLASS B CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CLASS B CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

     UNLESS THIS CLASS B CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CLASS B CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER
CUSIP:                                                        Notional Amount

                          CORTS(R) CLASS B CERTIFICATES

evidencing an undivided interest in the Trust, as defined below, the assets of which include 6.75% Global Medium-Term Notes, Series A, due March 15, 2032, issued by General Electric Capital Corporation.

This Class B Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates.

     THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in CorTS(R) Trust For General Electric Capital Corporation Notes (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

     The Trust was created pursuant to a Base Trust Agreement, dated as of December 15, 2000 (as amended and supplemented, the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the CorTS(R) Supplement 2002-13, dated as of December 27, 2002 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Class B Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Class B Certificate is one of the duly authorized Certificates designated as "CorTS(R) Class B Certificates" (herein called the "Class B Certificate" or "Class B Certificates"). This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets. Additional Term Assets may be sold to the Trustee and additional Class B Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Class B Certificates shall rank pari passu with all other Class B Certificates issued in accordance with the Series Supplement.

     Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Class B Certificate is registered at the close of business on the related Record Date, such Class B Certificateholder's fractional undivided interest in the amount of interest distributions of the Term Assets to be distributed to Class B Certificateholders on such Distribution Date. The Term Assets will pay interest on March 15 and September 15 of each year, except that the final payment of interest will be on March 15, 2032, with the first interest payment date occurring on March 15, 2003. The Class B Certificate has no interest in any principal of, or premium (if any) on, the Term Assets.

     The distributions in respect of this Class B Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

     The  Term   Assets  held  by  the  Trust  are  subject  to  rights  of  the
Warrantholders, as provided for in the Series Supplement, and each Class B Certificateholder, by accepting its Class B Certificate, acknowledges such rights and the possibility of an early redemption of the Class B Certificates in accordance with the terms of the Series Supplement.

     It is the intent of the Depositor, the Class A Certificateholders and the Class B Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended, and failing that, as a partnership (other than a publicly traded partnership treated as a corporation). In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations
Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting). In mutual consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to delegate (for a period of more than one year) authority to purchase, sell or exchange its Certificate to any person. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Class B Certificateholder, by acceptance of a Class B Certificate, agrees to treat, and to take no action inconsistent with such intentions and the provisions of the Trust Agreement shall be interpreted to further these intentions of the parties.

     Each Class B Certificateholder, by its acceptance of a Class B Certificate, covenants and agrees that such Class B Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

     The  Trust   Agreement   permits   the   amendment   thereof,   in  certain
circumstances, without the consent of the Holders of any of the Class B Certificates.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

     THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


     IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed by its manual or facsimile signature.

                               U.S.     BANK     TRUST     NATIONAL
                               ASSOCIATION,  not in its  individual
                               capacity  but solely as Trustee  and
                               Authenticating Agent


                               By:_____________________________
                                      Authorized Signatory